UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): March 12, 2026

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 E. Las Colinas Boulevard, Suite 675, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

3481 Plano Parkway, Suite 100 The Colony, Texas 75056
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Monroe Eighth Amendment to Credit Agreement

On March 12, 2026, Quest Resource Holding Corporation (the “Company”) and certain of its domestic subsidiaries entered into an amendment (the “Monroe Eighth Amendment”) to that certain Credit Agreement, dated as of October 19, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of September 3, 2021, that certain Second Amendment to Credit Agreement, dated as of December 1, 2021, that certain Third Amendment to Credit Agreement, dated as of December 7, 2021, that certain Letter Agreement, dated as of August 9, 2022, that certain Fourth Amendment to Credit Agreement, dated as of December 2, 2022, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of March 29, 2024, as further amended by that certain Sixth Amendment and Limited Waiver to Credit Agreement, dated as of December 30, 2024, as further amended by that certain Amendment, Consent and Partial Release Agreement, dated as of March 31, 2025, as further amended by that certain Seventh Amendment to Credit Agreement, dated as of May 12, 2025, and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Monroe Credit Agreement”), with Monroe Capital Management Advisors, LLC, as administrative agent for the lenders thereto (the “Lenders”) and the Lenders. The Monroe Eighth Amendment amended the Monroe Credit Agreement to, among other things, modify the financial covenants. The information contained in Exhibit 10.1 filed herewith is hereby incorporated by reference into this Item 1.01.

Monroe Warrants Amendment

As previously disclosed, on October 19, 2020 the Company granted a warrant to purchase 500,000 shares exercisable immediately and subsequently issued a warrant to purchase 350,000 shares on October 19, 2021 to affiliates of Monroe (the “Holders”) in connection with the financing (the “Warrants”). On March 12, 2026, the Company and the Holders entered into an Amendment to Warrant to Purchase Common Stock to each of the Warrants to extend the expiration date of the Warrants from March 19, 2028 to June 28, 2030.

Texas Capital Bank Loan Agreement

On March 12, 2026, the Company and certain of its domestic subsidiaries entered into a Loan and Security Agreement with Texas Capital Bank (the “TCB Loan Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the TCB Loan Agreement. Among other things, the TCB Loan Agreement provides for an asset-based revolving credit facility in the maximum principal amount of $40.0 million with a sublimit for issuance of letters of credit of up to $3.5 million. Each loan under the revolving credit facility bears interest at the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate of Term SOFR plus the Applicable Margin. The maturity date of the revolving credit facility is December 30, 2029. The revolving credit facility contains an accordion feature permitting the revolving credit facility to be increased by up to $10 million.

Certain of the Company’s domestic subsidiaries are the borrowers under the TCB Loan Agreement. The Company and certain of its domestic subsidiaries are guarantors under the TCB Loan Agreement. As security for the obligations of the borrowers under the TCB Loan Agreement, (i) the borrowers under the TCB Loan Agreement have granted a first priority lien on substantially all of their tangible and intangible personal property, including a pledge of the capital stock and membership interests, as applicable, of certain of the Company’s direct and indirect subsidiaries, and (ii) the guarantors under the TCB Loan Agreement have granted a first priority lien on the capital stock and membership interests, as applicable, of certain of the Company’s direct and indirect domestic subsidiaries.

The TCB Loan Agreement contains certain financial covenants, including a minimum fixed charge coverage ratio. In addition, the TCB Loan Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The TCB Loan Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, change of control, and failure of any guaranty or security document supporting the TCB Loan Agreement to be in full force and effect. Upon the occurrence of an event of default, the outstanding obligations under the TCB Loan Agreement may be accelerated and become immediately due and payable. The information contained in Exhibit 10.2 filed herewith is hereby incorporated by reference to this Item 1.01.

The above description of the Monroe Eighth Amendment, the Warrant Amendments and the TCB Loan Agreement does not purport to be a complete description of all the terms, provisions, covenants and agreements contained therein and is subject to, and qualified in its entirety by reference to, the full text of the Monroe Eighth Amendment, the Warrant Amendments and the TCB Loan Agreement, which are filed herewith as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On March 12, 2026, contemporaneously with the execution and delivery of the TCB Loan Agreement, that certain Loan, Security and Guaranty Agreement, dated as of August 5, 2020, as amended, with PNC Bank, National Association, successor to BBVA USA, as a lender, and as administrative agent, collateral agent, and issuing bank, was terminated in accordance with its terms thereof and all outstanding amounts thereunder were repaid.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain information with respect to the Monroe Eighth Amendment and TCB Loan Agreement set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	4.1	Form of Amendment to Warrant.

	10.1	Eighth Amendment to Credit Agreement, dated March 12, 2026, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are or may from time to time become parties thereto, the financial institutions that are or may from time to time become parties thereto, and Monroe Capital Management Advisors, LLC, as administrative agent for the lenders.

	10.2	Loan and Security Agreement, dated as of March 12, 2026, by and among Texas Capital Bank, Quest Resource Management Group, LLC, Quest Equipment, LLC, Quest Resource Holding Corporation, Quest Sustainability Services, Inc., YouChange, Inc., Quest Vertigent Corporation, Quest Vertigent One, LLC and Global Alerts, LLC.

	104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: March 12, 2026	By:	/s/ Brett W. Johnston
		Name:	Brett W. Johnston
		Title:	Senior Vice President of Finance and Chief Financial Officer